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                                                                    Exhibit 3.49

                            CERTIFICATE OF FORMATION

                                       OF

                                     WDS LLC

      This Certificate of Formation of WDS LLC (the "LLC"), dated as of November 11, 2003, is being duly executed and filed by Dawn M. Urbanowicz, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.)

      FIRST. The name of the limited liability company formed hereby is WDS LLC.

      SECOND. The address of the registered office of the LLC in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DC 19808.

      THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                             /s/ Dawn M. Urbanowicz
                                            ---------------------------------
                                            Dawn M. Urbanowicz
                                            Authorized Person